FOR IMMEDIATE RELEASE

Access Integrated Technologies, Inc. Announces Fiscal 2008 Third Quarter Results

- Continued Revenue Growth and Increase in Adjusted EBITDA Margin -

MORRISTOWN, N.J. – February 8, 2008– Access Integrated Technologies, Inc. (“AccessIT” or the “Company”) (NASDAQ: AIXD) reported a 51% increase in revenues, to a record $21.5 million for the fiscal 2008 third quarter ended December 31, 2007, versus the year-ago period. In the quarter, the Company posted an Adjusted EBITDA1 (defined below) of $8.4 million or $0.33 per share, and a net loss of $8.4 million or $0.32 per share. The net loss includes non-cash expenses for depreciation, amortization of intangible assets, non-cash interest, debt refinancing and stock-based compensation aggregating $11.1 million or $0.43 per share.

Third Fiscal Quarter Highlights

•

Revenues for the third quarter increased by 51%, to $21.5 million from $14.2 million, and for the nine months ended December 31st by 99% to $59.1 million from $29.8 million in the comparable year ago periods respectively. These increases were driven largely by gains in the media services segment, including Virtual Print Fees (“VPFs”).

•

The increases in Adjusted EBITDA[1], year-to-date to $21.4 million from $2.6 million and in the third quarter to $8.4 million from $2.1 million in the comparable year ago periods respectively, were primarily due to the increased revenues, partially offset by increased operating and SG&A expenses resulting from the acquisitions of AccessIT Advertising and Creative Services (“ACS”) in July 2006 and The Bigger Picture in January 2007.

•

Loss from Operations in the December 2007 quarter decreased to $1.0 million from a loss of $3.2 million in the year ago period. The decreased loss was due primarily to higher revenues partially offset by increased depreciation, and additional amortization of intangible assets resulting from the acquisitions of ACS and The Bigger Picture. Non-cash charges included in loss from operations for the year aggregated $21.8 million.

•	Gross Profit Margin (revenue less direct operating expenses) continues to be over 60% in each of the three quarters for fiscal 2008.
•	Adjusted EBITDA[1] margins improved from 15% in the prior year’s third quarter, and from 35% in our recently completed second quarter, to 39% in this quarter.
•	Growth of the Company’s satellite network to 240 sites in 40 states helped to drive 15 percent growth in third quarter delivery revenues versus the previous quarter.

Bud Mayo, Chief Executive Officer of AccessIT, stated, “The third quarter marks the completion of our Phase One deployment, a significant achievement unparalleled by any other company in the world. The platform that we have created with our first set of screens – a total of more than 3,700 – also provides our other divisions with revenue opportunities. Significant announcements like The Bigger Picture’s signing of a multi-year agreement for content from the San Francisco Opera and the Software division’s agreement with Doremi Labs Inc. to provide our Theatre Command CenterTM and Library Management ServerTM to customers

_________________________

1 Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, stock-based compensation and non-recurring items. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of its fundamental business activities. A reconciliation of Adjusted EBITDA to Generally Accepted Accounting Principles (“GAAP”) net income is included in the table attached to this release. Adjusted EBITDA is a measure of cash flow typically used by many investors, but is not a measure of earnings as defined under GAAP, and may be defined differently by others.

internationally are both indications of our progress in other aspects of our business. While we continue to progress toward long-term agreements with the major movie studios for our planned Phase Two digital cinema deployment, we remain focused on growing the businesses we expect to be the strength of this company long after the country’s movie screens have been converted to digital cinema.”

CONFERENCE CALL NOTIFICATION

AccessIT will host a conference call to discuss its financial results at 10:30 a.m. EST on Friday, February 8, 2008. The conference can be accessed by dialing 913-312-0865, at least five minutes before the start of the call. No passcode is required. The conference call will also be webcast simultaneously and will be accessible via the web on AccessIT’s Web site, www.accessitx.com. A replay of the call will be available after 4:00 p.m. eastern at 719.457.0820 or 888.203.1112, passcode 5363043. The replay will be accessible through Friday, February 15th.

Access Integrated Technologies, Inc. (AccessIT) is the global leader in providing integrated solutions for digital cinema. The Company’s ground-breaking digital cinema networked services along with its Library Management Server™ and Theatre Command Center™ have enabled theatres across the United States to play almost five million digital 2-D and 3-D showings of Hollywood features to date. AccessIT’s comprehensive vendor neutral solutions provide pre-show entertainment, feature movies and live and pre-recorded alternative content via satellite to expand box office sales and develop new ways to attract incremental revenues. Through its alternative content distribution division, The Bigger Picture, AccessIT offers channels of programming including Opera, Kidtoons, Faith Based, Music, High Octane Sports and Anime. Access Integrated Technologies® and AccessITTM are trademarks of Access Integrated Technologies, Inc.  For more information on AccessIT, visit www.accessitx.com. [AIXD-E]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of AccessIT officials during presentations about AccessIT, along with AccessIT ‘s filings with the Securities and Exchange Commission, including AccessIT’s registration statements, quarterly reports on Form 10-Q and annual report on Form 10-KSB, are “forward-looking’’ statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act’’). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects’’, “anticipates’’, “intends’’, “plans’’, “could”, “might”, “believes’’, “seeks”, “estimates’’ or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by AccessIT’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about AccessIT, its technology, economic and market factors and the industries in which AccessIT does business, among other things. These statements are not guarantees of future performance and AccessIT undertakes no specific obligation or intention to update these statements after the date of this release.

# # #

Contact:

Suzanne Moore

AccessIT

973.290.0080

smoore@accessitx.com

ACCESS INTEGRATED TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share data)

(Unaudited)

	Three Months Ended December 31,
	2006	2007
	(Restated)

Revenues	$14,224	$21,480

Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	6,583	6,608
Selling, general and administrative	5,554	6,090
Provision for doubtful accounts	192	321
Research and development	95	180
Stock-based compensation	63	162
Depreciation of property and equipment	4,701	8,020
Amortization of intangible assets	191	1,071
Total operating expenses	17,379	22,452

Loss from operations	(3,155)	(972)

Interest income	183	448
Interest expense	(3,271)	(7,703)
Other income (expense), net	4	(125)
Net loss	$(6,239)	$(8,352)
Net loss per common share - basic and diluted	$(0.26)	$(0.32)

Weighted average number of common shares outstanding: Basic and diluted	23,932,736	25,931,467

Certain reclassifications of prior period data have been made to conform to the current presentation.

Access Integrated Technologies, Inc.

Adjusted EBITDA (as defined)

Reconciliation to GAAP Net Income

(In thousands)

(Unaudited)

	Three Months Ended December 31,
	2006	2007
	(Restated)

Net loss	$(6,239)	$(8,352)
Add Back:
Amortization of software development	273	153
Depreciation of property and equipment	4,701	8,020
Amortization of intangible assets	191	1,071
Interest income	(183)	(448)
Interest expense	3,271	7,703
Other (income) expense, net	(4)	125
Stock-based compensation	63	162
Adjusted EBITDA (as defined)	$2,073	$8,434

ACCESS INTEGRATED TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share data)

(Unaudited)

	Nine Months Ended December 31,
	2006	2007
	(Restated)

Revenues	$29,765	$59,092

Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	15,199	19,798
Selling, general and administrative	11,962	17,127
Provision for doubtful accounts	321	691
Research and development	274	503
Stock-based compensation	2,842	361
Depreciation of property and equipment	9,475	20,950
Amortization of intangible assets	563	3,210
Total operating expenses	40,636	62,640
Loss from operations	(10,871)	(3,548)

Interest income	627	1,174
Interest expense	(4,469)	(20,530)
Debt refinancing expense	—	(1,122)
Other income (expense), net	(224)	(426)
Net loss	$(14,937)	$(24,452)
Net loss per common share - basic and diluted	$(0.64)	$(0.96)

Weighted average number of common shares outstanding: Basic and diluted	23,462,793	25,344,944

Certain reclassifications of prior period data have been made to conform to the current presentation.

Access Integrated Technologies, Inc.

Adjusted EBITDA (as defined)

Reconciliation to GAAP Net Income

(In thousands)

(Unaudited)

	Nine Months Ended December 31,
	2006	2007
	(Restated)

Net loss	$(14,937)	$(24,452)
Add Back:
Amortization of software development	598	448
Depreciation of property and equipment	9,475	20,950
Amortization of intangible assets	563	3,210
Interest income	(627)	(1,174)
Interest expense	4,469	20,530
Debt refinancing expense	—	1,122
Other (income) expense, net	224	426
Stock-based compensation	2,842	361
Adjusted EBITDA (as defined)	$2,607	$21,421

ACCESS INTEGRATED TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share data)

(Unaudited)

	March 31, 2007	December 31, 2007
ASSETS
Current assets
Cash and cash equivalents	$29,376	$35,776
Accounts receivable, net	18,504	25,966
Unbilled revenue, current portion	2,324	6,635
Deferred costs	2,318	3,832
Prepaid and other current assets	993	1,651
Notes receivable, current portion	101	183
Total current assets	53,616	74,043

Deposits on property and equipment	8,513	5,163
Property and equipment, net	197,452	275,631
Intangible assets, net	19,432	16,259
Capitalized software costs, net	2,840	3,095
Goodwill	13,249	14,420
Accounts receivable, net of current portion	248	192
Deferred costs	3,304	7,340
Notes receivable, net of current portion	1,227	1,387
Unbilled revenue, net of current portion	1,221	1,367
Security deposits	445	400
Restricted cash	180	255
Total assets	$301,727	$399,552

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$28,931	$39,580
Current portion of notes payable	2,480	15,527
Current portion of deferred revenue	8,871	9,208
Current portion of customer security deposits	129	346
Current portion of capital leases	75	86
Total current liabilities	40,486	64,747

Notes payable, net of current portion	164,196	252,326
Capital leases, net of current portion	5,903	5,838
Deferred revenue, net of current portion	283	177
Customer security deposits, net of current portion	54	47
Total liabilities	210,922	323,135

Commitments and contingencies

Stockholders’ equity:
Class A common stock, $0.001 par value per share; 40,000,000 shares authorized; 23,988,607 and 25,595,040 issued and 23,937,167 and 25,543,600 shares outstanding at March 31, 2007 and December 31, 2007, respectively	24	26
Class B common stock, $0.001 par value per share; 15,000,000 shares authorized; 763,811 and 733,811 shares issued and outstanding at March 31, 2007 and December 31, 2007, respectively	1	1
Additional paid-in capital	155,957	166,019
Treasury Stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(65,005)	(89,457)
Total stockholders’ equity	90,805	76,417
	$301,727	$399,552

Certain reclassifications of prior period data have been made to conform to the current presentation.